Report of Independent
Registered Public
Accounting Firm

To the Shareholders
And Board of Directors
of  Japan Smaller
Capitalization
Fund, Inc.

In planning and
performing our audit
of the financial
statements of Japan
Smaller
Capitalization Fund,
Inc. the Fund as of
and for the year
ended February 28
2007 in accordance
with the standards of
the Public Company
Accounting
Oversight Board
United States we
considered its
internal control over
financial reporting,
including control
activities for
safeguarding
securities as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form NSAR  but not
for the purpose of
expressing an
opinion on the
effectiveness of the
Funds internal
control over financial
reporting.
Accordingly we
express no such
opinion.

The management of
the Fund is
responsible for
establishing and
maintaining effective
internal control over
financial reporting.
In fulfilling this
responsibility
estimates and
judgments by
management are
required to assess the
expected benefits and
related costs of
controls. A
companys internal
control over financial
reporting is a process
designed to provide
reasonable assurance
regarding the
reliability of financial
reporting and the
preparation of
financial statements
for external purposes
in accordance with
generally accepted
accounting
principles. Such
internal control
includes policies and
procedures that
provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition use or
disposition of a
companys assets that
could have a material
effect on the
financial statements.

Because of its
inherent limitations
internal control over
financial reporting
may not prevent or
detect misstatements.
Also projections of
any evaluation of
effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of changes
in conditions, or that
the degree of
compliance with the
policies or
procedures may
deteriorate.

A control deficiency
exists when the
design or operation
of a control does not
allow management or
employees in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A
significant deficiency
is a control
deficiency or
combination of
control deficiencies
that adversely affects
the companys ability
to initiate authorize
record process or
report external
financial data reliably
in accordance with
generally accepted
accounting principles
such that there is
more than a remote
likelihood that a
misstatement of the
companys annual or
interim financial
statements that is
more than
inconsequential will
not be prevented or
detected. A material
weakness is a
significant deficiency
or combination of
significant
deficiencies that
results in more than a
remote likelihood
that a material
misstatement of the
annual or interim
financial statements
will not be prevented
or detected.

Our consideration of
the Funds internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily
disclose all
deficiencies in
internal control that
might be significant
deficiencies or
material weaknesses
under standards
established by the
Public Company
Accounting
Oversight Board
United States
However we noted
no deficiencies in the
Funds internal
control over financial
reporting and its
operation including
controls for
safeguarding
securities, that we
consider to be a
material weakness as
defined above as of
February 28, 2007.

This report is
intended solely for
the information and
use of management
and the Board of
Directors of the
Japan Smaller
Capitalization Fund
Inc. and the
Securities and
Exchange
Commission and is
not intended to be
and should not be
used by anyone other
than these specified
parties.
ERNST &
YOUNG LLP

April 11, 2007